UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36557	51-0105665
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 658-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 1, 2014, Advanced Drainage Systems, Inc. (the “Company”) issued a press release announcing the launch of a proposed follow-on public offering of shares of the Company’s common stock by one of its stockholders. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

In addition, on December 1, 2014, the Company issued a press release announcing that Barclays Capital Inc. and Deutsche Bank Securities Inc., the joint book-running managers and representatives of the underwriters in the recent initial public offering of shares of the Company’s common stock, are waiving a lock-up restriction for purposes of the follow-on public offering described above. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and hereby incorporated by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated December 1, 2014, issued by Advanced Drainage Systems, Inc.

99.2	Press release, dated December 1, 2014, issued by Advanced Drainage Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: December 1, 2014	By:	/s/ Mark B. Sturgeon
Name: Mark B. Sturgeon
Title: EVP, CFO, Secretary & Treasurer